Exhibit 99.2

STOCK PURCHASE AGREEMENT

BY AND AMONG

EXCEL FINANCIAL, LLC,
AS PURCHASER,

AND

OHIO LEGACY CORP.,
AS ISSUER

AND

OHIO LEGACY BANK, NATIONAL ASSOCIATION,
THE WHOLLY-OWNED SUBSIDIARY OF OHIO LEGACY CORP.

DATED NOVEMBER ____, 2009

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this "***Agreement***"), dated as of November __, 2009, is made by and among Excel Financial, LLC, a limited liability company formed under Delaware law ("***Excel***"); Ohio Legacy Bank, National Association, a national bank formed under federal law (the "***Bank***"); and Ohio Legacy Corp., a corporation formed under Ohio Law ("***OLC***");

RECITALS:

WHEREAS, the authorized capital of OLC consists of 5,000,000 common shares, without par value (the "***OLC Common Shares***"), 2,214,564 of which are issued and outstanding, and 500,000 preferred shares, without par value, none of which is issued or outstanding; and

WHEREAS, in accordance with the terms and subject to the conditions of this Agreement, Excel desires to purchase from OLC, and OLC desires to issue and sell to Excel, 15,000,000 OLC Common Shares (the "***Purchased Shares***");

NOW, THEREFORE, Excel, the Bank and OLC, intending to be legally bound, hereby agree as follows:

ARTICLE I
DEFINITIONS

1.01 Definitions. For purposes of this Agreement, the following terms have the meanings specified or referred to in this Article I:

"***Acquisition Proposal***" has the meaning as defined in Section 5.05.

"***Affiliate***" means, with respect to a specified Person, any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

"***Agreement***" means this Stock Purchase Agreement, as amended or modified from time to time in accordance with Section 8.02.

"***Associate***" has the meaning as defined in Rule 12b-2 under the Exchange Act.

"***Bank***" means has the meaning set forth in the recitals to this Agreement.

"***Bank Articles***" means the Articles of Association of the Bank.

"***Bank Board***" means the Board of Directors of the Bank.

"Bank Bylaws" means the Bylaws of the Bank.

"Bank Common Shares" means the shares of common stock, par value $1.00 per share, of the Bank.

"BHCA" means the Bank Holding Company Act of 1956, as amended.

"Breach" means any breach of, or any inaccuracy in, any representation or warranty or any breach of, or failure to perform or comply with, any covenant or obligation, in or of this Agreement or any other Contract, or any event which with the passing of time or the giving of notice, or both, would constitute such a breach, inaccuracy or failure.

"Closing" has the meaning set forth in Section 2.03.

"Closing Date" means the date and time as of which the Closing actually takes place.

"Code" means the Internal Revenue Code of 1986, as amended.

"Compensation and Benefit Plans" has the meaning set forth in Section 4.02(m)(i).

"Consent" means any approval, consent, ratification, waiver or other authorization (including any Governmental Authorization).

"Consultants" has the meaning set forth in Section 4.02(m)(i).

"Contemplated Transactions" means all of the transactions contemplated by this Agreement, including: (a) the issuance and sale by OLC, and the purchases and acceptance by Excel, of the Purchased Shares; (b) the OLC Shareholder Approvals; (c) the Corporate Transactions; (d) the resignation of the directors of OLC and the Bank as of the Effective Time; (e) the resignation of the officers of OLC and the Bank as provided in Section 2.04(a)(iii) as of the Effective Time; (f) the appointment of the Persons to fill the vacancies created by the resignations pursuant to Section 2.04(a)(iii) as provided in Section 2.04(a)(iv) as officers and directors of the Bank and OLC as of the Effective Time; (g) the employment of Rick Hull as President and Chief Executive Officer of the Bank and Denise Penz as Executive Vice President and Chief Operating Officer of the Bank, each as of the Effective Time pursuant to the Employment Agreements; (h) the execution, delivery, and performance of the other agreements, instruments and documents referred to herein and contemplated hereby; and (i) the performance by Excel and Legacy of their respective covenants and obligations under this Agreement and such other agreements.

"Contract" means any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

"Corporate Transactions" means (i) the increase in the number of authorized OLC Common Shares from 5,000,000 to 22,500,000 OLC Common Shares, and (ii) the issuance and sale by OLC, and the purchase and acceptance by Excel, of the Purchased Shares pursuant to Article EIGHTH of the OLC Articles, Sections 1701.83 and 1701.831 of the OGCL and the rules and regulations of NASDAQ.

"CRA" has the meaning set forth in Section 4.02(aa).

"Directors" has the meaning set forth in Section 4.02(m)(i).

"Disclosure Schedule" has the meaning set forth in Section 4.01.

"Dissenting Shares" means OLC Common Shares not voted by the holder thereof in favor of any Corporate Transaction and otherwise entitled to dissenters' rights under the OGCL, as to which such holder has demanded appraisal for such OLC Common Shares in accordance with Section 1701.85 of the OGCL.

"Effective Time" means 11:59 p.m., Columbus, Ohio local time, on the Closing Date.

"Employees" has the meaning set forth in Section 4.02(m)(i).

"Employment Agreements" means the Employment Agreements to be entered into as of the Effective Time by and between the Bank and (a) Rick Hull and (b) Denise Penz.

"Environmental Laws" means all applicable local, state and federal environmental, health and safety laws and regulations, including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Federal Clean Air Act, and the Occupational Safety and Health Act, each as amended, the regulations promulgated thereunder, and all state counterparts thereto.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

"ERISA Affiliate" has the meaning set forth in Section 4.02(m)(iii).

"ERISA Affiliate Plan" has the meaning set forth in Section 4.02(m)(iii).

"Excel" has the meaning set forth in the recitals to this Agreement.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor law, and the rules and regulations thereunder and under any successor law.

"Expense Reimbursement" has the meaning set forth in Section 7.03.

"FDIA" means the Federal Deposit Insurance Act.

"FDIC" means the Federal Deposit Insurance Corporation.

"FRB" means the Board of Governors of the Federal Reserve System.

"GAAP" means United States generally accepted accounting principles as in effect from time to time, consistently applied.

"Governmental Authority" means any court, arbitration panel, administrative agency or commission or other federal, state or local governmental body, authority or instrumentality (including, without limitation, any Regulatory Authority).

"Hazardous Materials" means, collectively, (a) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act, as amended, and the regulations promulgated thereunder, (b) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, or the regulations promulgated thereunder, and (c) any pollutant or contaminant or hazardous, dangerous or toxic chemical, waste, substance or material within the meaning of any applicable federal, state or local law relating to or imposing liability or standards of conduct concerning any hazardous, dangerous or toxic chemical waste, substance or material.

"***Information***" has the meaning set forth in Section 5.13.

"IRS" means the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

"Knowledge" means, with respect to Excel, the knowledge of any officer of Excel with the title of not less than a vice president and, with respect to Legacy, the knowledge of any officer of the Bank or OLC with title of not less than a vice president. An officer of Excel or Legacy shall be deemed to have "knowledge" of a particular fact or matter if such officer is actually aware of such fact or matter or a prudent individual would be reasonably expected to discover or otherwise become aware of such fact or matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or matter.

"Legacy" means OLC and the Bank, collectively.

"Legacy's Financial Statements" has the meaning set forth in Section 4.02(g)(i).

"Lien" means any charge, mortgage, condition, community property interest, equitable interest, option, right of first refusal, pledge, security interest, claim, lien, encumbrance or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

"Loan" means any written or oral loan agreement, note or borrowing arrangement (including, without limitation, leases, credit enhancements, commitments, guarantees and interest-bearing assets).

"Material Adverse Effect" means, with respect to Excel or Legacy, as the context may require, any effect that (a) is or is reasonably likely to be material and adverse to the financial position, results of operations or business of Excel, taken as a whole, or Legacy, taken as a whole, as applicable, or (b) would materially impair the ability of Legacy or Excel to perform its obligations under this Agreement or otherwise materially Threaten or materially impede the consummation of the Contemplated Transactions; *provided, however*, that Material Adverse Effect shall not be deemed to include the impact of (x) changes resulting from expenses (such as legal, accounting and investment bankers' fees) incurred in connection with this Agreement or the Contemplated Transactions or (y) actions or omissions of a party which have been waived in accordance with Section 8.02 hereof. For the avoidance of doubt, the terms "material" and "materially" when used in lower case shall have their traditional and customary meanings.

"Material Contracts" shall mean Contracts of the types set forth in Section 4.02(k)(i).

"***Maximum Premium***" has the meaning set forth in Section 5.15.

"***NASDAQ***" means the NASDAQ Stock Market, LLC.

"OCC" has the meaning set forth in Section 4.02(a)(ii).

"OGCL" means the Ohio General Corporation Law.

"OLC" has the meaning set forth in the recitals to this Agreement.

"OLC Articles" means the Second Amended and Restated Articles of Incorporation of OLC, as amended.

"OLC Board" means the Board of Directors of OLC.

"OLC Code" means the Code of Regulations of OLC, as amended.

"***OLC Common Shares***" has the meaning set forth in the recitals to this Agreement.

"***OLC SEC Documents***" has the meaning set forth in Section 4.02(jj)

"OLC Shareholder Approvals" means the approval by the requisite vote of the OLC Common Shares at the OLC Shareholder Meeting of (i) the increase in the authorized OLC Common Shares from 5,000,000 to 22,500,000 OLC Common Shares and (ii) the issuance and

sale by OLC, and the purchase and acceptance by Excel, of the Purchased Shares in accordance with Article EIGHTH of the OLC Articles, Sections 1701.83 and 1701.831 of the OGCL, rules and regulations of NASDAQ and applicable law.

"***OLC Shareholder Meeting***" means the meeting of the shareholders of OLC duly and validly called for the purpose of obtaining the OLC Shareholder Approvals.

"Order" means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Authority or by any arbitrator.

"Ordinary Course of Business" means that an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if: (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; and (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is not required to be specifically authorized by the parent company (if any) of such Person.

"PBGC" means the Pension Benefit Guaranty Corporation.

"Pension Plan" has the meaning set forth in Section 4.02(m)(ii).

"Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Authority.

"Pool" has the meaning set forth in Section 4.02(v)(vii).

"Previously Disclosed" by a party shall mean information set forth in such party's Disclosure Schedule.

"Proceeding" means any action, arbitration, audit, claim, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority or arbitrator.

"***Proxy Statement***" has the meaning set forth in Section 4.02(kk).

"Purchased Shares" has the meaning set forth in the recitals of this Agreement.

"Purchase Price" has the meaning set forth in Section 2.02.

"Regulatory Authorities" has the meaning set forth in Section 4.02(i)(i).

"Regulatory Order" has the meaning set forth in Section 4.02(i)(i).

"Representative" means, with respect to a particular Person, any director, officer, employee, member, agent, consultant, advisor, or other representative of such Person, including, without limitation, legal counsel, accountants, and financial advisors.

"Rights" means, with respect to any Person, securities or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, or any options, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such Person.

"***Sarbanes-Oxley Act***" means the Sarbanes-Oxley Act of 2002.

"SEC" means the United States Securities and Exchange Commission.

"Securities Act" means the Securities Act of 1933, as amended, or any successor law, and regulations and rules thereunder or under any successor law.

"Subsidiary" of any Person means an Affiliate controlled by such Person, directly or indirectly through one or more intermediaries.

"Superior Proposal" has the meaning set forth in Section 5.05.

"Takeover Laws" has the meaning set forth in Section 4.02(o).

"Tax" and ***"Taxes"*** means (a) all federal, state, local, foreign or other taxes, charges, fees, levies, assessments, tariffs or duties of any kind, however denominated, including, without limitation, all net income, gross income, commercial activity, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, unemployment or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed, assessed or collected by or under the authority of any Governmental Authority or payable under any tax-sharing agreement or any other contract, and (b) any transferee liability in respect of any items described in clause (a) above.

"Tax Returns" means any return, amended return, claim for refund or other report (including elections, declarations, disclosures, schedules, estimates and information returns or statements required to be supplied to a Governmental Authority in connection with Taxes) with respect to any Tax, including any amendments thereof.

"Termination Fee" has the meaning set forth in Section 7.02.

"Threatened" means a claim, Proceeding, dispute, action or other matter will be deemed to have been "Threatened" if any overt demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing) that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action or other matter is likely to be asserted, commenced, taken or otherwise pursued in the future.

"***Treasury Shares***" means any OLC Common Shares held by OLC or the Bank, in each case other than in a fiduciary capacity or as a result of debts previously contracted in good faith.

1.02 Usage.

(a) Interpretation. In this Agreement, unless a clear contrary intention appears:

(i) the singular number includes the plural number and vice versa;

(ii) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

(iii) reference to any gender includes each other gender;

(iv) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof;

(v) "hereunder," "hereof," "hereto," and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision hereof;

(vi) "including," "include" and "includes" means including without limiting the generality of any description preceding such term;

(vii) "or" is used in the inclusive sense of "and/or";

(viii) references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto.

(b) Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, and all accounting determinations hereunder shall be made, in accordance with GAAP.

1.03 Legal Representation of the Parties. This Agreement was negotiated by the parties hereto with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party

shall not apply to any construction or interpretation hereof. This Agreement was mutually negotiated by the parties and shall not be construed against either party as the drafting party.

ARTICLE II
Sale and Issuance of the Purchased Shares; Closing

2.01 Purchased Shares. Upon the terms and subject to the conditions of this Agreement, at the Closing, OLC shall issue and sell the Purchased Shares to Excel, and Excel shall purchase and accept the Purchased Shares from OLC, free and clear of all Liens. Upon issuance by OLC and Excel's payment of the Purchase Price, the Purchased Shares shall be duly and validly issued, fully-paid and nonassessable.

2.02 Purchase Price. The purchase price to be paid by Excel to OLC for the sale and issuance of the Purchased Shares shall be $1.00 per share, or $15,000,000 in the aggregate (the "***Purchase Price***"). In accordance with Section 2.04(b)(i), at the Closing, the Purchase Price shall be delivered by Excel to OLC by wire transfer of immediately available funds.

2.03 Closing. Unless this Agreement is terminated pursuant to Section 7.01, the issuance and sale of the Purchased Shares shall take place at the offices of Excel's counsel, Vorys, Sater, Seymour and Pease LLP, located at 52 East Gay Street, Columbus, Ohio 43215, commencing at 10:00 a.m. (local time) on December 31, 2009, or at such other place and time as the parties hereto may mutually agree in writing (the "***Closing***"). Failure to consummate the Contemplated Transactions on the date and at the place determined pursuant to this Section 2.03 will not result in termination of this Agreement and will not relieve any party of any obligations hereunder. In such a situation, the Closing will occur as soon as practicable thereafter, unless this Agreement is terminated pursuant to Section 7.01.

2.04 Closing Obligations. In addition to any other documents to be delivered under other provisions of this Agreement, at the Closing:

(a) Legacy shall deliver (or cause to be delivered) to Excel, unless waived by Excel:

(i) a certificate evidencing the Purchased Shares, duly and validly issued by OLC in the name of Excel;

(ii) a certificate, dated as of the Closing Date, in form and substance reasonably satisfactory to Excel and duly executed on behalf of each of OLC and the Bank, certifying that the conditions to the Closing set forth in Section 6.03 have been fulfilled;

(iii) letters of resignation, duly executed by all members of the OLC Board and the Bank Board and by the officers of the Bank and OLC who are identified by Excel before the Closing, with each resignation taking effect at the time, not earlier than the Effective Time, specified by Excel for each such resignation;

(iv) certified resolutions of the OLC Board and the Bank Board appointing the Persons identified by Excel before the Closing, in accordance with all regulatory requirements, to fill the vacancies created by the resignations pursuant to Section 2.04(a)(iii) of this Agreement with such appointments effective not earlier than the Effective Time;

(v) the Employment Agreements, duly executed on behalf of the Bank and OLC;

(vi) the Legacy Disclosure Schedule, duly executed on behalf of OLC and the Bank;

(vii) a certification of corporate existence of the Bank dated as of a date within five business days prior to the Closing, issued by the OCC;

(viii) the Bank Articles, duly certified as of a recent date by the OCC;

(ix) the Bank Bylaws, duly certified as of a recent date by the OCC;

(x) a certificate of good standing of OLC dated within five business days prior to the Closing, issued by the Ohio Secretary of State;

(xi) the OLC Articles, duly certified as of a date within five business days prior to the Closing by the Ohio Secretary of State;

(xii) the OLC Code, duly certified by the Secretary of OLC;

(xiii) a true and accurate copy of (A) each employment, change of control, severance or similar agreement by and between Legacy and any employee of Legacy, and (B) each agreement which is in a form acceptable to Excel and which duly and validly terminates each such agreement;

(xiv) a true and accurate copy of (A) each agreement in respect of any option or other Right to purchase OLC Common Shares, and (B) each agreement which is in a form acceptable to Excel and which duly and validly terminates each such option or Right;

(xv) the certification of the Bank made pursuant to Section 6.03(d) of this Agreement; and

(xvi) any other documents, instruments and writings reasonably required by Excel to be delivered at the Closing by OLC or the Bank.

(b) Excel shall deliver (or cause to be delivered) to Legacy, unless waived by Legacy:

(i) the Purchase Price, by wire transfer of immediately available funds to an account specified by OLC in a writing delivered to Excel prior to the Closing Date;

(ii) a certificate, dated as of the Closing Date, in form and substance reasonably satisfactory to Legacy and duly executed on behalf of Excel by an authorized officer of Excel, certifying that the conditions to the Closing set forth in Section 6.02 have been fulfilled;

(iii) the Excel Disclosure Schedule, duly executed on behalf of Excel; and

(iv) any other documents, instruments and writings reasonably required by Legacy to be delivered at the Closing by Excel.

ARTICLE III
Actions Pending the Closing

3.01 Forbearances of Legacy. From the date hereof until the Effective Time, except as expressly contemplated or permitted by this Agreement, without the prior written consent of Excel, OLC and the Bank shall not:

(a) Ordinary Course. Conduct their business other than in the Ordinary Course of Business or fail to use reasonable efforts to preserve intact their respective business organizations and assets and maintain their respective rights, franchises and existing relations with customers, suppliers, employees and business associates, or voluntarily take any action which, at the time taken, is reasonably likely to have an adverse effect upon either the ability of OLC or the Bank to perform any of its respective obligations under this Agreement or prevent or materially delay the consummation of any of the Contemplated Transactions, or enter into any new line of business or materially change its lending, investment, underwriting, risk, asset liability management or other banking and operating policies, except as required by applicable law or policies imposed by any Governmental Authority;

(b) Capital Stock. Issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional OLC Common Shares, OLC preferred shares or Bank Common Shares, any other shares of capital stock of OLC or the Bank or any Rights therefore; enter into any agreement with respect to the foregoing; permit any OLC Common Shares or Bank Common Shares or any other shares of capital stock of the Bank or OLC to become subject to grants of any stock options or other Rights; effect any recapitalization, reclassification, stock split or similar change in capitalization of OLC or the Bank; adopt, approve or otherwise take action in respect of any distribution of any or all of the Bank Common Shares owned by OLC to the shareholders of OLC or any other Person, whether by dividend, distribution, Plan of Dissolution, Plan of Liquidation or otherwise;

(c) Dividends, Etc. (i) Make, declare, pay or set aside for payment any dividend or distribution on Bank Common Shares, OLC Common Shares or any other shares of

the capital stock of OLC or the Bank, or (ii) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any OLC Common Shares or Bank Common Shares or other shares of their capital stock;

(d) ***Compensation; Employment Agreements; Etc***. Enter into, modify, amend or renew any employment, consulting, severance, retention, change in control, or similar agreement or arrangement with any director, officer or employee of OLC or the Bank, hire or engage any full-time employee or consultant, other than to fill positions then existing, or grant any salary or wage increase or bonus or increase any employee benefit (including incentive or bonus payments), in each case except (i) as Previously Disclosed, (ii) for changes that are required by applicable law, (iii) to satisfy Previously Disclosed contractual obligations existing as of the date hereof or (iv) in connection with the resignations included in the Contemplated Transactions;

(e) ***Benefit Plans***. Enter into, establish, adopt, amend, modify or terminate (except (i) as may be required by applicable law, (ii) to satisfy Previously Disclosed contractual obligations existing as of the date hereof or (iii) as contemplated by this Agreement) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, change in control, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer, employee or consultant of OLC or the Bank, or take any action to accelerate the payment of benefits or the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder;

(f) ***Dispositions***. Except as Previously Disclosed, sell, transfer, mortgage, assign, gift, pledge, encumber or otherwise dispose of or discontinue any of their assets, deposits, business or properties, except in the Ordinary Course of Business for full and fair consideration actually received;

(g) ***Acquisitions; Mergers***. Acquire (other than by way of foreclosures, deed in lieu of foreclosure or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the Ordinary Course of Business) all or any portion of the assets, business, deposits or properties of any other Person, or merge or consolidate with or into any other Person;

(h) ***Governing Documents***. Except as required by this Agreement, amend or modify (i) the Bank Articles or the Bank Bylaws, or (ii) the OLC Articles or OLC Code;

(i) ***Accounting Methods***. Implement or adopt any change in their accounting principles, practices or methods, other than as may be required by GAAP;

(j) ***Material Contracts***. Except in the Ordinary Course of Business, enter into or terminate any Material Contract or amend or modify in any respect any of existing Material Contracts;

(k) ***Proceedings***. Except in the Ordinary Course of Business, settle any Proceeding, except for any Proceeding which does not involve precedent for other material Proceedings and which involves solely money damages in an amount, individually or in the aggregate for all such settlements, that does not have a Material Adverse Effect on OLC or the Bank;

(l) ***Adverse Actions***. Take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue at any time at or prior to the Effective Time, (ii) any of the conditions to Closing set forth in Article VI not being satisfied or (iii) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or by any Governmental Authority;

(m) ***Risk Management***. Except pursuant to applicable law or as required by any Governmental Authority, (i) implement or adopt any material change in its interest rate and other risk management policies, procedures or practices, (ii) fail to follow in any material respect its existing policies or practices with respect to managing its exposure to interest rate and other risk, (iii) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk or (iv) fail to follow in any material respect its existing policies or practices with respect to managing its fiduciary risks;

(n) ***Borrowings***. Borrow or agree to borrow any funds, including, but not limited to, pursuant to repurchase transactions, or directly or indirectly guarantee or agree to guarantee any obligations of any other Person, except in each case in the Ordinary Course of Business and with a final maturity of less than one year;

(o) ***Indirect Loans***. Make or purchase, or agree to make or purchase, any indirect or brokered Loans or accept or agree to accept any brokered deposits;

(p) ***Capital Expenditures***. Except as Previously Disclosed, make any capital expenditure or capital additions or improvements which individually or in the aggregate exceed $5,000;

(q) ***Lending***. Establish any new lending programs or make any changes in the policies of the Bank concerning which Persons may approve Loans or (ii) originate or issue a commitment to originate any Loan in a principal amount in excess of $25,000;

(r) ***Taxes***. (i) Fail to prepare and file or cause to be prepared and filed, in the Ordinary Course of Business and consistent with past practice (except as otherwise required by law) and in a timely manner, all Tax Returns that are required to be filed (with extensions) at or before the Effective Time, (ii) fail to pay any Tax shown, or required to be shown, on any such Tax Return or (iii) make, change or revoke any Tax election or Tax accounting method or systems of internal account controls (including procedures with respect to the payment of accounts payable and collection of accounts receivable), file any amended Tax return, settle any Tax claim or assessment, consent to the extension or waiver of any statute of limitations with respect to Taxes, enter into any closing agreement, or take any other similar action relating to the

filing of any Tax Return or the payment of any Tax (or offer or agree to do any of the foregoing or surrender its rights to do any of the foregoing or to claim any refund of Taxes or file any amended Tax Return);

(s) ***Offices and Facilities***. (i) Open, close or relocate (or enter into any Contract to open, close or relocate) any offices at which business is conducted (including any ATMs) or (ii) fail to use commercially reasonable efforts to maintain and keep their respective properties and facilities in their present condition and working order, ordinary wear and tear excepted;

(t) ***Interest Rates***. Increase or decrease the rate of interest paid on time deposits or certificates of deposit, except in the Ordinary Cause of Business;

(u) ***Foreclosures***. Foreclose upon or otherwise take title to or possession or control of any real property or entity thereon without first obtaining a Phase I Environmental Site Assessment performed pursuant to ASTM E 1527-05 thereon which indicates that the property is free of Hazardous Material; *provided, however*, that no such report shall be required to be obtained with respect to single-family residential real property of one acre or less to be foreclosed upon unless the Bank has reason to believe such real property may contain any Hazardous Material;

(v) ***Deposit Liabilities***. Cause any material adverse change in the amount or general composition of deposit liabilities, other than in the Ordinary Course of Business and with 24 hours prior notice to Excel;

(w) ***Securities Transactions***. Enter into any securities transaction or otherwise acquire any investment security;

(x) ***No New Subsidiaries***. Establish, acquire or otherwise create any new entity or otherwise enter into any joint venture or other association;

(y) ***Jumbo Certificates of Deposit***. Originate any certificate of deposit in excess of $100,000 or reprice any such certificate in excess of the then current Federal Funds rate, other than in the Ordinary Course;

(z) ***Investments in Real Estate***. Make any investment or commitment to invest in real estate or in any real estate development project (other than by way of foreclosure or acquisitions in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted in good faith, in each case in the Ordinary Course of Business);

(aa) ***Transactions with Affiliates***. Except pursuant to agreements or arrangements in effect on the date hereof which are Previously Disclosed, pay, lend or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement or arrangement with, any of its officers or directors or any of their immediate family members or any Affiliates or Associates other than compensation in the Ordinary Course of Business;

(bb) ***Advertising***. Increase, reduce, diminish or otherwise materially adversely affect the existing level, quality and frequency of advertising, commercials and/or other promotional campaigns for the Bank;

(cc) ***SEC Filings***. Fail to timely file any filings required to be filed by OLC under the Exchange Act, or make any filings containing any untrue statement of a material fact or omitting to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading and each of the balance sheets or statements of condition contained in or incorporated by reference into an OLC SEC Document (including the related notes and schedules thereto) will fairly present the results of operations, changes in shareholders' equity and cash flows, as the case may be, of OLC and the Bank for the periods to which they relate, in each case in accordance with GAAP consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements; or

(dd) ***Commitments***. Agree or commit to do any of the foregoing (a) through (cc).

3.02 **Forbearances of Excel**. From the date hereof until the Effective Time, except as expressly contemplated or permitted by this Agreement, without the prior written consent of OLC, Excel shall not:

(a) ***Adverse Actions***. Take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue at any time at or prior to the Effective Time, (ii) any of the conditions to Closing set forth in Article VI not being satisfied or (iii) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or by any Governmental Authority; or

(b) ***Commitments***. Agree or commit to do any of the foregoing.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

4.01 **Disclosure Schedules**. On or prior to the date hereof, Legacy delivered to Excel a schedule, and Excel delivered to Legacy a schedule (each respectively, its "***Disclosure Schedule***"), setting forth, among other things, items, the disclosure of which are necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 4.02 or 4.03 or to one or more of its respective covenants contained in Article IV; *provided, however*, that the mere inclusion of an item in a Disclosure Schedule when listing a "material" item or an action "not in the Ordinary Course of Business" as an exception to a representation or warranty shall not be deemed an admission by a party that such item (i) represents a material exception or fact, event or circumstance, (ii) is not in the Ordinary Course of Business or (iii) or is reasonably likely to have or result in a Material Adverse Effect on the party making the representation. Any

matter disclosed in any section or subsection of the Disclosure Schedule shall be deemed disclosed for the purpose of any other section or subsection of the Disclosure Schedule so long as, and to the extent that, the application of such disclosure to such other section or subsection is reasonably apparent.

4.02 **Representations and Warranties of Legacy**. Subject to Section 4.01 and except as Previously Disclosed in a Section of the Legacy Disclosure Schedule corresponding to the relevant Section below, the Bank and OLC hereby jointly and severely represent and warrant to Excel that the following are true and correct:

(a) ***Corporate Existence and Standing***.

(i) OLC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Ohio; is duly qualified to do business and is in good standing in any other foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified; and is a duly registered and validly existing bank holding company under the BHCA. Legacy has made available to Excel true and accurate copies of the OLC Articles and the OLC Code.

(ii) The Bank is a national bank duly organized, validly existing and in good standing under the laws of the United States; is an "insured depository institution" as defined in the FDIA and applicable regulations thereunder; is a member of the Federal Reserve System; and is regulated by the Office of the Comptroller of the Currency (the "***OCC***"). Except as Previously Disclosed, the Bank does not own beneficially, directly or indirectly, any equity securities or similar interests of any Person, or any interest in any partnership or joint venture of any kind, other than its stock of the Federal Reserve, Federal Home Loan Bank of Cincinnati, and preferred shares of FMC and FMA. Legacy has made available to Excel true and accurate copies of the Bank Articles and the Bank Bylaws.

(b) ***Capital Structure***.

(i) The authorized capital stock of OLC consists solely of 5,000,000 OLC Common Shares, 2,214,564 of which are issued and outstanding, and 500,000 preferred shares, none of which is issued or outstanding. All outstanding OLC Common Shares have been duly authorized, are validly issued and outstanding, fully paid and nonassessable, and are not subject to preemptive rights. OLC does not have any Treasury Shares. There are no OLC Common Shares authorized and reserved for issuance, OLC does not have any Rights issued or outstanding with respect to OLC Common Shares, and OLC does not have any commitment to authorize, issue or sell any OLC Common Shares or Rights, except pursuant to this Agreement and as Previously Disclosed. All Previously Disclosed stock options, warrants or other Rights shall be terminated effective as of the Effective Time. OLC does not have outstanding any bonds, debentures, notes, or other obligations the holders of which have the right to vote (or that are convertible into or exercisable for securities having the right to vote) with the shareholders of OLC on any matter.

(ii) The authorized capital stock of the Bank consists solely of 2,000,000 Bank Common Shares, all issued and outstanding of which are owned of record and beneficially by OLC, free and clear of all Liens. The outstanding Bank Common Shares have been duly authorized, are validly issued and outstanding, fully paid and nonassessable, and are not subject to preemptive rights. There are no Bank Common Shares authorized and reserved for issuance, the Bank does not have any Rights issued or outstanding with respect to Bank Common Shares, and the Bank does not have any commitment to authorize, issue or sell any Bank Common Shares or Rights. The Bank does not own the equity securities of any entity and otherwise does not have any Subsidiaries.

(c) ***OLC Subsidiaries***. The Bank is the only Subsidiary of OLC and OLC does not own any equity interest in any Person other than the Bank. There are no Contracts, commitments, understandings or arrangements relating to the right of OLC to vote or to dispose of Bank Common Shares. There are no plans, arrangements, intentions, commitments to make, or resolutions adopted, approved, or other corporate action in respect of, any distribution of any or all of the Bank Common Shares owned by OLC to the shareholders of OLC or to any other Person, whether by dividend, distribution, plan of dissolution, plan of liquidation or otherwise.

(d) ***Corporate Power; Shareholder Approvals***. Each of OLC and the Bank has full corporate power and authority to carry on its business as it is now being conducted and to own all of its properties and assets. Subject to the approval of this Agreement by applicable Regulatory Authorities and the OLC Shareholder Approvals, each of OLC and the Bank has the corporate power and authority to execute and deliver, and perform its obligations under, this Agreement. Other than the OLC Shareholder Approvals, no vote of the shareholders of OLC is required to consummate the transactions contemplated by this Agreement.

(e) ***Corporate Authority; Authorized and Effective Agreement***. This Agreement and the Contemplated Transactions have been authorized by all necessary corporate action of OLC and the Bank prior to the date of this Agreement, except for the OLC Shareholder Approval. This Agreement is a valid and legally binding obligation of each of OLC and the Bank, enforceable against each of them in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

(f) ***Regulatory Approvals; No Defaults***.

(i) Except as Previously Disclosed, no Consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by Legacy in connection with the execution, delivery or performance by Legacy of this Agreement or the consummation of the Contemplated Transactions, except for (A) the filings of applications and notices, as applicable, with federal banking authorities to approve the Contemplated Transactions, (B) the receipt of the approvals set forth in Section 6.01(b) and (C) any required filings with or applications to NASDAQ. As of the date hereof, Legacy is not aware of any reason why the approvals set forth in Section 6.01(b) will not be

received without the imposition of a condition, restriction or requirement other than of the type described in Section 6.01(b).

(ii) Subject to the receipt of the OLC Shareholder Approval, approvals set forth in Section 6.01(a) and (b), the expiration of related regulatory waiting periods, and any required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation of the Contemplated Transactions do not and will not (A) result in a Breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, Order, governmental permit or license, or agreement, indenture or instrument of Legacy or to which Legacy or any of its properties is subject or bound, (B) constitute a Breach or violation of, or a default under, the Bank Articles, the Bank Bylaws, the OLC Articles or the OLC Code, or (C) require any Consent or approval under any such law, rule, regulation, judgment, decree, Order, governmental permit or license, agreement, indenture or instrument.

(g) ***Financial Statements; Material Adverse Effect; Internal Controls.***

(i) Legacy has delivered to Excel (a) the audited consolidated financial statements of OLC for each of the fiscal years ended December 31, 2004, 2005, 2006, 2007 and 2008, respectively, consisting of consolidated balance sheets and the related consolidated statements of income and shareholders' equity and cash flows for the fiscal years ended on such date, including the footnotes thereto and the report prepared with respect thereto by Crowe Horwath LLP, OLC's independent registered public accounting firm, and (b) unaudited consolidated financial statements for the interim period ended September 30, 2009, consisting of balance sheets and the related statements of income (collectively, "***Legacy's Financial Statements***"). Except as may be reflected thereon or as Previously Disclosed, Legacy's Financial Statements, as of the dates thereof and for the periods covered thereby, have been prepared in conformity with GAAP, and fairly present the financial position of OLC as of the dates thereof and the results of operations and cash flows for the periods indicated, subject in the case of the interim financial statements to normal year-end audit adjustments and the absence of notes thereto. Except as set forth in Legacy's Financial Statements, Legacy has no liabilities or obligations as of the date hereof that are not set forth in Legacy's Financial Statements (including appropriate reserves), other than liabilities and obligations that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on either OLC or the Bank.

(ii) Since January 1, 2009, Legacy has not incurred any material liability not disclosed in Legacy's Financial Statements, except as Previously Disclosed.

(iii) Since January 1, 2009, (A) each of OLC and the Bank has conducted its businesses in the Ordinary Course of Business (excluding matters related to this Agreement and the Contemplated Transactions) and (B) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (whether described in any paragraph of Section 4.02 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to OLC or the Bank, except as Previously Disclosed.

(iv) Management of Legacy has established and maintains a system of internal controls sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of OLC and the Bank; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and that receipts and expenditures of OLC and the Bank are being made only in accordance with authorizations of management and the directors of OLC and the Bank; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of OLC and the Bank that could have a material effect on Legacy's Financial Statements. Management of Legacy has evaluated the effectiveness of the internal controls of OLC and the Bank over financial reporting as of the end of the periods covered by Legacy's Financial Statements and, based on such evaluations, has Previously Disclosed to Excel (A) all significant deficiencies and material weaknesses in the design or operation of the internal controls over financial reporting which are reasonably likely to adversely affect the ability of each of OLC and the Bank to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves Legacy management or other employees who have a significant role in internal control over financial reporting. Legacy has provided to Excel access to all documentation related to such internal control over financial reporting. Since January 1, 2004, neither Legacy nor, to its Knowledge, any director, officer, employee, auditor, accountant or representative of Legacy, has received or otherwise had or obtained Knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of OLC or the Bank or their respective internal controls, including any material complaint, allegation, assertion or claim that OLC or the Bank has engaged in questionable accounting or auditing practices.

(v) Except as Previously Disclosed, since January 1, 2009, neither OLC nor the Bank has taken or caused to be taken any of the actions set forth in Section 3.01 hereof.

(h) ***__Litigation__***. Except as Previously Disclosed, no litigation, arbitration, investigation, claim or other Proceeding before any court or Governmental Authority is pending against OLC or the Bank and, to Legacy's Knowledge, no such litigation, arbitration, investigation, claim or other Proceeding has been Threatened. Except as Previously Disclosed, there is no judgment, decree, injunction, rule or Order of any Governmental Authority outstanding against OLC or the Bank. There is no pending Proceeding that has been commenced against OLC or the Bank and that challenged, or may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions. To Legacy's Knowledge, no such Proceeding has been Threatened.

(i) ***__Regulatory Matters__***.

(i) Except as Previously Disclosed, neither OLC nor the Bank or any of their respective properties is a party to or is subject to any Order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar

submission to, or extraordinary supervisory letter from (any of the foregoing, a "***Regulatory Order***"), any federal or state governmental or other agency or authority charged with the supervision or regulation of financial institutions (or their holding companies), issuers of securities or Persons engaged in the insurance of deposits or the supervision or regulation of OLC or the Bank (including, without limitation, the OCC, FRB, FDIC, SEC and NASDAQ) (collectively, the "***Regulatory Authorities***").

(ii) Except as Previously Disclosed, neither OLC nor the Bank has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any Regulatory Order.

(j) ***Compliance with Laws***. Except as Previously Disclosed, each of OLC and the Bank:

(i) is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, Orders or decrees applicable thereto, including those relating to the conduct of trust activities or to the employees conducting such businesses, including, without limitation, the Patriot Act, the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Financial Services Modernization Act, the Bank Secrecy Act, the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and all applicable fair lending laws and other laws relating to discriminatory business practices, except for, in each case, such non-compliance as would not reasonably be expected to have Material Adverse Effect on the business of OLC or the Bank as presently conducted;

(ii) has all permits, licenses, franchises authorizations, Orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities and Regulatory Authorities that are required in order to permit it to own or lease its properties and to conduct its businesses as presently conducted (except where the absence of any such permit, license, authorization, Order or approval, or the failure to make any such filing, application or registration, would not reasonably be expected to have Material Adverse Effect on the business of OLC or the Bank as presently conducted), and all such permits, licenses, certificates of authority, Orders and approvals are in full force and effect and, to Legacy's Knowledge, no suspension or cancellation of any of them is Threatened; and

(iii) has not received, since January 1, 2009, any notification or communication from any Governmental Authority (A) asserting that OLC or the Bank is not in compliance with any of the statutes, regulations, or ordinances which such Governmental Authority enforces or (B) Threatening to revoke any license, franchise, permit, Order, approval or governmental authorization (nor, to the Knowledge of Legacy, do any grounds for any of the foregoing exist).

(k) ***Material Contracts; Defaults.***

(i) Except as Previously Disclosed, neither OLC nor the Bank is a party to or is bound by any Contract of the following types as of the date of this Agreement, nor is any such Contract presently being negotiated or discussed:

(A) any Contract involving commitments to others to make capital expenditures or purchases or sales in excess of $10,000 in any one case or $25,000 in the aggregate in any period of twelve (12) consecutive months;

(B) any Contract relating to any direct or indirect indebtedness of OLC or the Bank for borrowed money (including loan agreements, lease purchase arrangements, guarantees, agreements to purchase goods or services or to supply funds or other undertakings relating to the extension of credit), or any conditional sales Contracts, equipment lease agreements and other security arrangements with respect to personal property with an obligation in excess of $10,000 in any one case or $25,000 in the aggregate in any period of 12 consecutive months;

(C) any employment, severance, consulting or management services Contract or any confidentiality or nondisclosure Contract with any director, officer, employee or consultant of either OLC or the Bank;

(D) any Contract containing covenants limiting the freedom of OLC or the Bank to compete in any line of business or with any Person or in any area or territory;

(E) any partnership, joint venture, limited liability company arrangement or other similar agreement;

(F) except for Compensation and Benefit Plans, any profit sharing, stock option, stock purchase, stock appreciation, phantom stock, deferred compensation, issuance, or other plan or arrangement for the benefit of OLC's or the Bank's current or former directors, officers, employees or consultants;

(G) any license agreement, either as licensor or licensee, or any other Contract of any type relating to any intellectual property, except for license agreements relating to off-the-shelf software or software components pursuant to a non-negotiable standard form or "shrink wrap" license agreement;

(H) any Contract with any director, officer, employee or consultant of OLC or the Bank or any Associate or Affiliate of any such director, officer, employee or consultant, or any arrangement under which OLC or the Bank has advanced or loaned any amount to any of their respective directors, officers, employees and consultants or any of their respective Associates or Affiliates;

(I) other than this Agreement and any ancillary agreements being executed in connection with this Agreement, any Contract providing for the acquisition or disposition of any portion of the assets, properties or securities of OLC or the Bank;

(J) any Contract that requires the payment of royalties;

(K) any Contract under which the consequences of a Breach, violation or default would reasonably be expected to have a Material Adverse Effect on the business of OLC or the Bank as presently conducted;

(L) any Contract pursuant to which OLC or the Bank has any obligation to share revenues or profits derived from OLC or the Bank with any other Person;

(M) any Contract between (i) OLC or the Bank, on the one hand, and any officer, director, employee or consultant of OLC or the Bank, on the other hand, and (ii) OLC or the Bank, on the one hand, and any Associate or other Affiliate of any director, officer, employee or consultant of OLC or the Bank, on the other hand;

(N) any Contract that would constitute a "material contract" within the meaning of Item 601 of SEC Regulation S-K; and

(O) any other legally binding Contract not of the type covered by any of the other items of this Section 4.02(k) involving money or property and having an obligation in excess of $10,000 in the aggregate in any period of twelve (12) consecutive months or which is otherwise not in the Ordinary Course of Business.

(ii) True, complete and correct copies of all of the Material Contracts have been made available to Excel. All of the Material Contracts are in full force and effect and are legal, valid, binding and enforceable in accordance with their terms (A) as to OLC or the Bank, as the case may be, and (B) to Legacy's Knowledge, as to the other parties to such Material Contracts. Except as previously disclosed, OLC and/or the Bank, as applicable, and, to Legacy's Knowledge, each other party to the Material Contracts, has performed and is performing all material obligations, conditions and covenants required to be performed by it under the Material Contracts. Neither OLC nor the Bank, and, to Legacy's Knowledge, no other party, is in violation, Breach or default of any material obligation, condition or covenant under any of the Material Contracts, and neither OLC nor the Bank, and, to Legacy's Knowledge, no other party, has received any notice that any of the Material Contracts will be terminated or will not be renewed. Neither OLC nor the Bank has received from or given to any other Person any notice of default or other violation under any of the Material Contracts, nor, to Legacy's Knowledge, does any condition exist or has any event occurred which with notice or lapse of time or both would constitute a default under any of the Material Contracts.

(l) ***<u>Brokerage and Finder's Fees</u>***. Except for the fees payable to Stifel, Nicolaus & Company, Incorporated, neither OLC nor the Bank has engaged or employed any broker, finder, or agent, or agreed to pay or incurred any brokerage fee, finder's fee, commission or other similar form of compensation (including any break-up or termination fee) in connection with this Agreement or the Contemplated Transactions.

(m) ***Employee Benefit Plans***. Except as Previously Disclosed:

(i) Section 4.02(m) of Legacy's Disclosure Schedule contains a complete and accurate list of all existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, severance, welfare and fringe benefit plans, employment, retention, change in control, severance agreements, and all similar practices, policies and arrangements in which any employee or former employee (the "***Employees***"), consultant or former consultant (the "***Consultants***") or director or former director (the "***Directors***") of Legacy participates, sponsors or contributes, or to which any such Employees, Consultants or Directors are a party or under which Legacy has any present or future liability (the "***Compensation and Benefit Plans***"). Legacy does not have any commitment to create any additional Compensation and Benefit Plan or to modify or change any existing Compensation and Benefit Plan.

(ii) Each Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, or any regulations or rules promulgated thereunder, and all filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made. Each Compensation and Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "***Pension Plan***") and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter (including a determination that the related trust under such Compensation and Benefit Plan is exempt from Tax under Section 501(a) of the Code) from the IRS and no circumstances exist which are likely to result in revocation of any such favorable determination letter. There is no pending or, to Legacy's Knowledge, Threatened legal action, suit or claim relating to the Compensation and Benefit Plans. Neither Legacy nor, to Legacy's knowledge, any "party in interest" (as defined in ERISA) has engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject Legacy to a Tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

(iii) None of the Compensation and Benefit Plans is subject to Title IV of ERISA. No liability under Title IV of ERISA has been or is expected to be incurred by the Bank with respect to any terminated "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, formerly maintained by any of them, or any single-employer plan of any entity (an "***ERISA Affiliate***") which is considered one employer with OLC under Section 4001(a)(14) of ERISA or Section 414(b) or (c) of the Code (an "***ERISA Affiliate Plan***"). Legacy has not contributed, or has been obligated to contribute, to a multiemployer plan under Subtitle E of Title IV of ERISA at any time since September 26, 1980. No notice of a "reportable event," within the meaning of Section 4043 of ERISA, has been required to be filed for any Compensation and Benefit Plan or by any ERISA Affiliate Plan. To Legacy's Knowledge, there is no pending investigation or enforcement action by the U.S. Department of Labor or the IRS or any other governmental agency with respect to any Compensation and Benefit Plan.

(iv) All contributions required to be made under the terms of any Compensation and Benefit Plan or ERISA Affiliate Plan or any employee benefit arrangements under any collective bargaining agreement to which OLC or the Bank was or is a party have been timely made or have been reflected on Legacy's Financial Statements.

(v) Legacy does not have any obligations to provide retiree health and life insurance or other retiree death benefits under any Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code, and each such Compensation and Benefit Plan may be amended or terminated without incurring liability thereunder. There has been no communication to Employees of Legacy that would reasonably be expected to promise or guarantee such Employees retiree health or life insurance or other retiree death benefits on a permanent basis.

(vi) Legacy does not maintain any Compensation and Benefit Plans covering foreign (*i.e.*, non-United States) Employees.

(vii) With respect to each Compensation and Benefit Plan, if applicable, Legacy has provided or made available to Excel, true and complete copies of existing: (A) Compensation and Benefit Plan documents and amendments thereto; (B) trust instruments and insurance Contracts; (C) the two most recent Forms 5500 filed with the IRS; (D) the most recent financial statement; (E) the most recent summary plan description; (F) the most recent determination letter issued by the IRS; (G) any Form 5310 or Form 5330 filed with the IRS; and (H) the most recent nondiscrimination tests performed under ERISA and the Code (including 401(k) and 401(m) tests).

(viii) Except as disclosed on Section 4.02(m) of Legacy's Disclosure Schedule, the consummation of the Contemplated Transactions would not, directly or indirectly (including, without limitation, as a result of any termination of employment prior to or following the Effective Time) reasonably be expected to (A) entitle any Employee, Consultant or Director to any payment (including severance pay, change in control payments, or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any Compensation and Benefit Plan or (C) result in any material increase in benefits payable under any Compensation and Benefit Plan.

(ix) As a result, directly or indirectly, of the Contemplated Transactions (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), neither Excel nor Legacy will be obligated to make a payment that would be characterized as an "excess parachute payment" to an individual who is a "disqualified individual" (as such terms are defined in Section 280G of the Code) of Legacy on a consolidated basis, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

(x) No Compensation and Benefit Plan is a split-dollar life insurance program or otherwise provides for loans to executive officers.

(xi) Each Compensation and Benefit Plan that is a "non-qualified deferred compensation plan", as defined in Section 409A of the Code complies with, and has been administered in compliance with, Section 409A or the Code and associates guidance.

(n) ***Labor Matters***. Legacy is not a party to or is bound by any collective bargaining agreement, Contract or other agreement or understanding with a labor union or labor organization, nor is Legacy the subject of a proceeding asserting that Legacy has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel Legacy to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving Legacy pending or, to Legacy's Knowledge, Threatened, nor is Legacy either aware of any activity involving the employees of Legacy seeking to certify a collective bargaining unit or engaging in other organizational activity. Legacy is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including without limitation, all laws, regulations and authorizations relating to equal employment opportunity, nondiscrimination, immigration, benefits, workers' compensation, collective bargaining, the payment of social security and similar Taxes and occupational safety and health. Legacy does not have any liability for the payment of any compensation, wages, Taxes, fines, penalties or other amounts for failure to comply with any of the foregoing laws, regulations and authorizations.

(o) ***Governing Laws***. Except with respect to the OLC Shareholder Approval, OLC has taken all action required to be taken by either OLC or the Bank in order to comply with or exempt this Agreement and the Contemplated Transactions from (i) the requirements of any "moratorium," "control share," "fair price," "affiliate transaction," "transactions involving interested shareholders," "business combination" or other anti-takeover laws and regulations of any state (collectively, "***Takeover Laws***") applicable to it, including, without limitation, such Takeover Laws of the State of Ohio and (ii) any applicable provisions of the OLC Articles, the OLC Code, the Bank Articles or the Bank Bylaws.

(p) ***Environmental Matters***. Except as Previously Disclosed, neither the conduct nor the operation of Legacy nor any condition of any property presently or previously owned, leased or operated by Legacy (including, without limitation, in a fiduciary or agency capacity), or on which Legacy holds a Lien, violates or has violated Environmental Laws and, to Legacy's Knowledge, no condition exists or has existed or event has occurred with respect to any such property that is reasonably likely to result in liability under Environmental Laws. Legacy has not received any notice from any person or entity that Legacy or the operation or condition of any property ever owned, leased, operated, or on which OLC or the Bank holds a lien or held as collateral or in a fiduciary capacity by OLC or the Bank is or was in violation of or otherwise are alleged to have liability under any Environmental Law, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any Hazardous Materials at, on, beneath, or originating from any such property. Legacy does not have any reason to believe that any property ever owned, leased, operated, or on which OLC or the Bank holds a lien or held as collateral or in a fiduciary capacity by either of them are or were in violation of or otherwise are alleged to have liability under any Environmental Law, including,

but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any Hazardous Materials at, on, beneath, or originating from any such property.

(q) ***<u>Tax Matters</u>***.

(i)(A) All Tax Returns that were or are required to be filed by or with respect to Legacy have been duly and timely filed and all such Tax Returns are true, correct and complete in all material respects, (B) Legacy has fully and timely paid all Taxes owed by such companies (whether or not shown on any Tax Return), and (C) no unexpired extensions or waivers of statutes of limitation applicable to any claim, or the period for collection or assessment or reassessment, have been given by or requested with respect to any Taxes of Legacy. Legacy has made available to Excel true and correct copies of the United States federal income Tax Returns filed by Legacy for each of the three most recent fiscal years. Legacy does not have any liability with respect to any unpaid Taxes in excess of the amounts accrued with respect thereto (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) that are reflected in Legacy's Financial Statements or that have accrued with respect to Taxes that have arisen in the Ordinary Course of Business since September 30, 2009. The accruals for Taxes reflected in Legacy's Financial Statements are adequate for the periods covered. There are no Liens for Taxes upon the assets of OLC or the Bank other than Liens for current Taxes not yet due and payable.

(ii) No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transfer contemplated by this Agreement.

(iii) Legacy has withheld or collected and paid over to the appropriate Governmental Authorities, or are properly holding for such payment, all Taxes required by law to be withheld or collected for all periods ending on or before the Closing Date in compliance with all Tax withholding and remitting provisions of applicable laws and have each complied with all Tax information reporting provisions of all applicable laws.

(iv) No claim has ever been made by any Governmental Authority in a jurisdiction where Legacy does not file Tax Returns that Legacy is or may be subject to taxation by that jurisdiction nor, to the Knowledge of Seller, is there any factual basis for any such claim.

(v) Legacy has not applied for any ruling from any Governmental Authority with respect to Taxes nor entered into a closing agreement (or similar arrangement) with any Governmental Authority.

(vi) Except as Previously Disclosed, Legacy has not been audited by any Governmental Authority for taxable years ending on or subsequent to December 31, 2004. Except as Previously Disclosed, no audit or other proceeding by any Governmental Authority is pending or, to Legacy's Knowledge, Threatened with respect to any Taxes due from or with respect to Legacy. Except as Previously Disclosed, no Governmental Authority has asserted, is now asserting, or, to Legacy's Knowledge, is Threatening to assert against Legacy any deficiency or claim for additional Taxes. All deficiencies for Taxes asserted or assessed against Legacy

have been fully and timely paid, settled or properly accrued in accordance with GAAP applied on a basis consistent with that of preceding taxable periods.

(vii) Legacy is not a party to any Tax allocation, sharing or indemnification agreement or any similar agreement, contract or arrangement, nor does Legacy have any liability for the Taxes of any Person (other than OLC or the Bank) under Section 1.1502-6 of the Code (or any similar provision of state, local, or foreign law) as a transferee or successor, by Contract, or otherwise.

(viii) Except as Previously Disclosed, Legacy has not agreed to any extension of time with respect to any Tax Return or a Tax assessment or deficiency.

(ix) Legacy has not agreed, nor is it required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise that will affect its liability for Taxes, and, to Legacy's Knowledge, no Governmental Authority has proposed any such adjustment or change in accounting method.

(x) Legacy has never been a member of an affiliated group of corporations, other than an affiliated group of which OLC is or was the common parent.

(xi) Legacy has not filed an election under Section 338(g) or 338(h)(10) of the Code.

(xii) Legacy does not own an interest in any (A) domestic international sales corporation, (B) foreign sales corporation, (C) controlled foreign corporation, or (D) passive foreign investment company, as such terms are defined in the Code.

(xiii) There are no joint ventures, partnerships, limited liability companies, or other arrangements or Contracts to which Legacy is a party that could be treated as a partnership for Tax purposes.

(xiv) All Tax Returns of any kind relating to trust activities, that are required to be filed by Legacy, have been duly filed, Taxes timely paid and no issues have been raised, by the relevant Governmental Authority, in connection with the examination of any said Tax Returns.

(xv) There is no contract, agreement, plan, or arrangement covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by Legacy by reason of Section 280G of the Code.

(xvi) Legacy has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.

(xvii) Legacy will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof)

ending after the Closing Date as a result of any (A) installment sale or open transaction disposition made on or prior to the Closing Date, or (B) prepaid amount received on or prior to the Closing Date.

(xviii) Legacy has not distributed stock of another person, or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or 361 of the Code.

(xix) The reserve for bad debts, if any, claimed by Legacy, is reasonable in amount.

(r) ***Risk Management Instruments***. Legacy is not a party to or otherwise bound by any interest rate swaps, credit default swaps, caps, floors, option agreements, futures or forward Contracts or other similar risk management arrangements.

(s) ***Books and Records***. The books of account, minute books, stock record books, and other records of each of OLC and the Bank, all of which have been made available to Excel, are complete and correct in all material respects and have been maintained in accordance with sound business practices and, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of Legacy, including the maintenance of an adequate system of internal controls that is sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's and the board of directors' authorization, (ii) transactions are recorded as necessary, (iii) access to assets is permitted only in accordance with management's and the board of directors' authorization and (iv) the recorded accountability for assets is compared at reasonable intervals and appropriate action is taken with respect to any differences. The minute books of OLC and the Bank contain accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, the board of directors, and committees of the board of directors of each of OLC and the Bank, and no meeting of any such shareholders, board of directors, or committee has been held for which minutes have been prepared and are not contained in such minute books.

(t) ***Insurance***. Section 4.02(t) of Legacy's Disclosure Schedule sets forth all of the insurance policies, binders, or bonds maintained by Legacy. Legacy is insured with reputable insurers against such risks and in such amounts as the management of Legacy reasonably has determined to be prudent in accordance with industry practices. All such insurance policies are in full force and effect in accordance with their terms, no notice of cancellation has been received with respect and customary thereto, all premiums to date have been paid, neither OLC nor the Bank is in material default thereunder and all claims thereunder have been filed in due and timely fashion. Legacy has Previously Disclosed a list of all pending claims of OLC and the Bank with any insurance company, any notice given to any insurance company of events or facts which could lead to a claim under an insurance policy and any instance of a denial of coverage by any insurance company.

(u) ***Properties***. Section 4.02(u) of Legacy's Disclosure Schedule lists by owner and describes all real property, and any leasehold interest in real property, owned or held by OLC or by the Bank and used in the business of OLC or the Bank. Each of OLC and the Bank

has good and (with respect to real property) marketable title, free and clear of all Liens, to all of the properties and assets, real and personal, reflected on Legacy's Financial Statements as being owned by OLC or the Bank as of September 30, 2009, or acquired after such date, except (i) statutory Liens for amounts not yet due and payable, (ii) pledges to secure deposits and other Liens incurred in the Ordinary Course of Business, (iii) with respect to real property, such imperfections of title, easements, encumbrances, Liens, charges, defaults or equitable interests, if any, as do not affect the use of properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, (iv) dispositions, encumbrances and Liens in the Ordinary Course of Business, and (v) Liens on properties acquired in foreclosure or on account of debts previously contracted. All leases pursuant to which OLC or the Bank, as lessee, leases real or personal property (except for leases that have expired by their terms or that OLC or the Bank has agreed to terminate since the date hereof) are valid without default thereunder by the lessee or, to Legacy's Knowledge, the lessor.

(v) ***Loans; Mortgage Banking Business***. Except as Previously Disclosed:

(i) Warehouse Lines of Credit. Legacy does not maintain any warehouse lines of credit.

(ii) Compliance. Legacy has not done or failed to do, or caused to be done or failed to be done, any act, the effect of which would operate to invalidate or materially impair (i) any private mortgage insurance or commitment of any private mortgage insurer to insure, (ii) any title insurance policy, (iii) any hazard insurance policy, (iv) any flood insurance policy, (v) any fidelity bond, direct surety bond, errors and omissions or other insurance policy required by any Regulatory Authority, investor or insurer, (vi) any surety or guaranty agreement or (vii) the rights of Legacy under any loan servicing agreement or loan purchase commitment. No Regulatory Authority, investor in Loans or insurer has (i) notified either OLC or the Bank, or to Legacy's knowledge, claimed, that either OLC or the Bank has violated or has not complied on a recurring basis with the applicable underwriting standards with respect to Loans sold by Legacy to an investor or (ii) imposed restrictions on the activities (including commitment authority) of Legacy.

(iii) Loan Files. The loan documents relating to each Loan maintained in the loan files of the Bank were in compliance with all applicable laws and regulations at the time of the origination, assumption or modification of such Loan, as the case may be, except where the failure to so comply, either individually or in the aggregate, would not have a Material Adverse Effect on either OLC or the Bank. The loan files maintained by the Bank contain originals or true, correct and complete copies of the documents relating to each Loan and the information contained in such loan files with respect to each such Loan is true, complete and accurate in all material respects and in compliance with all applicable laws and regulations, except where the failure to so comply, either individually or in the aggregate, would not have a Material Adverse Effect on either OLC or the Bank. Except as set forth in the loan documents relating to a Loan maintained in the loan files of the Bank, the terms of the note, bond, deed of trust and mortgage for each such Loan have not been impaired, waived, altered or modified in any respect from the date of their origination except by a written instrument which written

instrument has been recorded, or submitted for recordation in due course, if recordation is necessary to protect the interests of the owner thereof, except where the failure to do any of the foregoing, either individually or in the aggregate, would not have a Material Adverse Effect on either OLC or the Bank. Except as set forth in the loan documents maintained in the loan files by the Bank, to Legacy's Knowledge, no mortgagor has been released from such mortgagor's obligations with respect to the applicable Loan.

(iv) No Recourse. The Bank is not subject to recourse in connection with any Loans sold by it for (i) losses on liquidation of a Loan, (ii) borrower defaults or (iii) repurchase obligations upon the occurrence of non-payment.

(v) Escrow Account. All escrow accounts have been maintained by the Bank and, to Legacy's Knowledge, all prior servicers, in material compliance with the related loan documents, all applicable laws, rules, regulations, and requirements of Governmental Authorities. The Bank has credited to the account of borrowers all interest required to be paid on any escrow account in accordance with applicable law and the terms of such agreements and loan documents. All escrow, custodial, and suspense accounts related to the Loans are held in the Bank's name or the investor's name by the Bank.

(vi) ARM Adjustments. With respect to each Loan for which the interest rate is not fixed for the entire term of the Loan, the Bank has, since the date it originated such Loan: (i) properly and accurately entered into its system all data required to service the Loan in accordance with the related loan documents and all regulations, (ii) properly and accurately adjusted the monthly payment on each payment adjustment date, (iii) properly and accurately calculated the amortization of principal and interest on each payment adjustment date, in each case in compliance with all applicable laws, rules and regulations and the related loan documents, and (iv) executed and delivered any and all necessary notices required under, and in a form that complies with, all applicable laws, rules and regulations and the terms of the related loan documents regarding the interest rate and payment adjustments, except where the failure to do any of the foregoing, either individually or in the aggregate, would not have a Material Adverse Effect on OLC or the Bank.

(vii) Pools. Each Loan included in a pool of Loans originated or acquired by the Bank (a "***Pool***") meets all eligibility requirements (including, without limitation, all applicable requirements for obtaining mortgage insurance certificates and loan guaranty certificates) for inclusion in such Pool. All of such Pools have been finally certified or, if required, recertified in accordance with all applicable laws, rules and regulations, except where the time for certification or recertification has not expired. No Pools have been improperly certified. The loan file for each Loan included in a certified Pool contains all documents and instruments necessary for the final certification or recertification of such Pool. Neither the execution, delivery or performance of this Agreement by OLC or the Bank nor the consummation by OLC or the Bank of the Contemplated Transactions will require any Pool to be recertified.

(viii) Mortgage Insurance. For each Loan which is insured by private mortgage insurance, the Bank has complied with or been granted waivers from applicable

provisions of the insurance or guarantee contract and applicable laws and regulations, except where such failure to comply or to receive waivers, either individually or in the aggregate, would not have a Material Adverse Effect on OLC or the Bank, the insurance or guarantee is in full force and effect with respect to each such Loan, and there does not exist any event or condition which, but for the passage of time or the giving of notice or both, can result in a revocation of any such insurance or guarantee or constitute adequate grounds for the applicable Insurer to refuse to provide insurance or guarantee payments thereunder.

(ix) Loans. Each Loan reflected as an asset in Legacy's Financial Statements as of September 30, 2009 (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid Liens and security interests which have been perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. No obligor under any of such loans has asserted any claim or defense with respect to the subject matter thereof.

(w) ***Allowance for Loan Losses***. Except as set forth in Section 4.02(w) of the Legacy's Disclosure Schedule, there is no Loan which was made by the Bank and which is reflected as an asset of the Bank on Legacy's Financial Statements that (i) is 90 days or more delinquent, (ii) has been classified by examiners (regulatory or internal) or by management of OLC or the Bank as "Substandard," "Doubtful," "Loss" or "Special Mention," or (iii) has been identified by accountants or auditors (regulatory or internal) as having a significant risk of uncollectability. The allowance for loan losses reflected on Legacy's Financial Statements was, as of each respective date, determined in accordance with GAAP and in accordance with all rules and regulations applicable to the Bank and was, as of the respective date thereof, adequate in all material respects under the requirements of GAAP and applicable regulatory requirements and guidelines to provide for reasonably anticipated losses on outstanding Loans, net of recoveries.

(x) ***Repurchase Agreements***. With respect to all agreements pursuant to which Legacy has purchased securities subject to an agreement to resell, if any, OLC or the Bank, as the case may be, has a valid, perfected first Lien or security interest in or evidence of ownership in book entry form of the government securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

(y) ***Deposit Insurance***. The Bank has paid all assessments and filed all reports required by the FDIA and under the National Housing Act prior to the enactment of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989.

(z) ***Bank Secrecy Act, Anti-Money Laundering and OFAC and Customer Information***. Legacy is not aware of, has not been advised in writing of, and has no reason to believe that any facts or circumstances exist, which would cause either OLC or the Bank to be deemed (i) to be operating in violation of the Bank Secrecy Act, the Patriot Act, any Order issued with respect to anti-money laundering by the U.S. Department of the Treasury's Office of

Foreign Assets Control, or any other applicable anti-money laundering law or (ii) not to be in satisfactory compliance in any material respect with the applicable privacy and customer information requirements contained in any federal and state privacy laws, including without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999. Legacy is not aware of any facts or circumstances that would cause either to believe that any non-public customer information has been disclosed to or accessed by an unauthorized third party in a manner that would cause Legacy to undertake any material remedial action. Each of the OLC Board and the Bank Board has adopted and implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that comply with Section 326 of the Patriot Act and such anti-money laundering program meets the requirements in all material respects of Section 352 of the Patriot Act and the regulations thereunder, and OLC (or the Banks) has complied in all material respects with any requirements to file reports and other necessary documents as required by the Patriot Act and the regulations thereunder.

(aa) ***CRA Compliance***. Legacy has not received any notice of non-compliance with the applicable provisions of the Community Reinvestment Act (the "***CRA***") and the regulations promulgated thereunder, and the Bank has received a CRA rating of "satisfactory" or better from the OCC as a result of its most recent CRA examination. Legacy does not know of any fact or circumstance or set of facts or circumstances which would be reasonably likely to cause OLC or the Bank to receive notice of non-compliance with such provisions or cause the CRA rating of the Bank to fall below satisfactory.

(bb) ***Related Party Transactions***. Except as Previously Disclosed, neither OLC nor the Bank has entered into any transactions with any Affiliate or Associate of OLC or the Bank (or any Affiliate or Associate of any director, officer or employee of OLC or the Bank).

(cc) ***Prohibited Payments***. Legacy has not, directly or indirectly: (i) made or agreed to make any contribution, payment or gift to any government official, employee or agent where either the contribution, payment or gift or the purpose thereof was illegal under the laws of any federal, state, local or foreign jurisdiction; (ii) established or maintained any unrecorded fund or asset for any purpose or made any false entries on the books and records of Legacy for any reason; (iii) made or agreed to make any contribution, or reimbursed any political gift or contribution made by any other Person, to any candidate for federal, state, local or foreign public office; or (iv) paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which in any manner relates to the assets, business or operations of Legacy, which Legacy knows or has reason to believe have been illegal under any federal, state or local laws of the United States or any other country having jurisdiction.

(dd) ***Fairness Opinion.*** The OLC Board has received the oral opinion of Stifel, Nicolaus & Company, Incorporated, to the effect that, as of the date hereof, the Purchase Price is fair to OLC and the shareholders of OLC from a financial point of view and will receive, within ten (10) days after the date hereof, the written opinion of Stifel, Nicolaus & Company to the same effect.

(ee) ***Absence of Undisclosed Liabilities***. Neither OLC nor the Bank has any liability (whether accrued, absolute, contingent or otherwise) that could reasonably be expected to have Material Adverse Effect on Legacy or that, when combined with all liabilities as to similar matters would reasonably be expected to have a Material Adverse Effect on Legacy or the Bank, except as disclosed in Legacy's Financial Statements.

(ff) ***Material Adverse Change***. Except as Previously Disclosed, neither OLC nor the Bank has suffered a change in its business, financial condition or results of operations since January 1, 2009 that has had a Material Adverse Effect.

(gg) ***Reports***. Each of OLC and the Bank has timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 2007 with any Regulatory Authority, and all other material reports and statements required to be filed by them since January 1, 2007, and has paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Regulatory Authority in the Ordinary Course of Business, no Regulatory Authority has initiated any Proceeding or investigation into the business or operations of Legacy since January 1, 2004. There is no unresolved material violation, criticism, or exception by any Regulatory Authority with respect to any report or statement relating to any examinations of Legacy.

(hh) ***Intellectual Property***. Each of OLC and the Bank owns (free and clear of any Liens) or possesses valid and binding licenses and other rights to use without payment all material patents, copyrights, trade secrets, trade names, servicemarks, trademarks and computer software used in its businesses; and neither OLC nor the Bank has received any notice of conflict with respect thereto that asserts the right of others. OLC and the Bank have performed all the obligations required to be performed by them and are not in default in any material respect under any Contract, agreement, arrangement or commitment relating to any of the foregoing, except where such non-performance or default would not, individually or in the aggregate, have or be reasonably likely to have a Material Adverse Effect. Legacy has Previously Disclosed (i) all patents, registered copyrights, trade names, servicemarks and trademarks of OLC and the Bank that are owned by OLC or the Bank and (ii) all material patents, registered copyrights, trade names, servicemarks and trademarks of OLC and the Bank that are licensed by OLC or the Bank.

(ii) ***Disclosure***. The representations and warranties contained in this Section 4.02 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 4.02 not misleading.

(jj) ***SEC Filings, etc.***

(i) OLC has timely filed all required forms, reports, statements, schedules, registration statements and other documents required to be filed by OLC with the SEC since January 1, 2006 (the documents referred to in this section collectively with any other forms, reports, statements, schedules, registration statements or other documents filed with the SEC subsequent to the date hereof, the "***OLC SEC Documents***").

(ii) As of the date of filing, each OLC SEC Document complied, and each such OLC SEC Document filed subsequent to the date hereof will comply, as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be.

(iii) As of the date of filing (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), each OLC SEC Document filed pursuant to the Exchange Act did not, and each such OLC SEC Document filed subsequent to the date hereof on the date of its filing will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the balance sheets or statements of condition contained in or incorporated by reference into and OLC SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, changes in shareholders' equity and cash flows, as the case may be, of OLC and the Bank for the periods to which they relate, in each case in accordance with GAAP consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements.

(iv) Each OLC SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(v) Each required form, report and document containing financial statements that has been filed with or submitted to the SEC by OLC since January 1, 2005, was accompanied by the certifications required to be filed or submitted by OLC's chief executive officer and chief financial officer pursuant to the Sarbanes-Oxley Act and, at the time of filing or submission of each such certification, such certification was true and accurate and complied in all material respects with the Sarbanes-Oxley Act.

(vi) OLC maintains "disclosure controls and procedures" required by Rules 13a-15(e) and 15d-15(e) under the Exchange Act. Such disclosure controls and procedures are sufficient to ensure that material information (both financial and non-financial) required to be disclosed by OLC in the reports that it files or furnishes under the Exchange Act is recorded and reported on a timely basis to OLC's management to allow the principal executive officer and the principal financial officer of OLC, or persons performing similar functions, to make decisions regarding required disclosure. OLC has disclosed, based on its most recent evaluation of such disclosure controls and procedures prior to the date hereof, to its independent auditors and the audit committee of its Board of Directors (A) any significant deficiencies and material weaknesses in the design or operation of OLC's internal controls over financial reporting that are reasonably likely to adversely affect OLC's ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees of OLC who have a significant role in OLC's internal controls over financial

reporting. OLC has made available to Parent any such disclosure made by management to OLC's independent auditors and the audit committee of the Board of Directors of OLC.

(kk) ***__Proxy Statement.__*** The proxy statement prepared by OLC for the solicitation of proxies for the OLC Shareholder Meeting (the "***Proxy Statement***") will, at the date mailed to shareholders of OLC and at the time of the OLC Shareholder Meeting, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, and the Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act.

4.03 **__Representations and Warranties of Excel__**. Subject to Section 4.01 and except as Previously Disclosed, Excel hereby represents and warrants to Legacy that the following are true and correct:

(a) ***__Organization and Standing__***. Excel is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, with full limited liability company power and authority to conduct its business as it is now conducted.

(b) ***__Authorized and Effective Agreement__***. This Agreement and the Contemplated Transactions have been authorized by all necessary limited liability company action of Excel prior to the date hereof. This Agreement is a valid and legally binding agreement of Excel, enforceable against Excel in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

(c) ***__Regulatory Approvals; No Defaults__***.

(i) Except as Previously Disclosed, no Consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by Excel in connection with the execution, delivery or performance by Excel of this Agreement except for (A) the filing of applications and notices, as applicable, with Regulatory Authorities to approve the Contemplated Transactions and (B) receipt of the approvals set forth in Section 6.01(b). As of the date hereof, Excel is not aware of any reason why the approvals set forth in Section 6.01(b) will not be received without the imposition of a condition, restriction or requirement other than of the type described in Section 6.01(b).

(ii) Subject to the approvals set forth in Section 6.01(b), the expiration of related regulatory waiting periods, and any required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation of the Contemplated Transactions do not and will not (A) result in a Breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, Order, governmental permit or license, or agreement, indenture or instrument of Excel or to which Excel or any of its properties is subject

or bound, or (B) require any Consent or approval under any such law, rule, regulation, judgment, decree, Order, governmental permit or license, agreement, indenture or instrument.

(d) ***Certain Proceedings***. There is no pending Proceeding that has been commenced against Excel and that challenges, or may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions. To Excel's Knowledge, no such Proceeding has been Threatened.

(e) ***Acquisition of Purchased Shares for Investment; Ability to Evaluate and Bear Risk***.

(i) Excel is an "accredited investor" as such term is defined in Regulation D promulgated under the Securities Act. Excel is acquiring the Purchased Shares for investment and not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the Purchased Shares. Excel agrees that the Purchased Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and any applicable state securities laws, except pursuant to an exemption for such registration under the Securities Act and such state securities laws.

(ii) Excel is able to bear the economic risk of holding the Purchased Shares for an indefinite period, and has knowledge and experience in financial and business matters such that it is capable of evaluating the risks of the investment in the Purchased Shares.

(f) ***Financial Capacity***. Excel has, or will have at the Closing, the financial capacity to pay the Purchase Price.

(g) ***Disclosure***. The representations and warranties contained in this Section 4.03 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 4.03 not misleading.

ARTICLE V
COVENANTS

5.01 **Reasonable Best Efforts**. Subject to the terms and conditions of this Agreement, Excel and Legacy shall use their reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws, so as to permit consummation of the sale and issuance of the Purchased Shares by OLC to Excel at Closing and otherwise to enable consummation of the Contemplated Transactions and shall cooperate fully with the other party hereto to that end.

5.02 **OLC Shareholder Approvals**. OLC shall take all action needed to duly and validly call and hold the OLC Shareholder Meeting for the purpose of obtaining the OLC Shareholder Approvals.

5.03 Press Releases. Upon the execution of this Agreement, Excel and Legacy shall issue a joint press release regarding this Agreement and the transactions contemplated hereby, which joint press release shall be subject to the prior approval of Excel and Legacy. Neither Excel nor Legacy will, without the prior approval of the other party, issue any other press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise may be required to be made by applicable law or regulation before such consent can be obtained.

5.04 Access; Information.

(a) Legacy shall afford, upon reasonable notice and subject to applicable laws relating to the exchange of information, Excel and its officers, employees, legal counsel, accountants and other authorized Representatives and agents, such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, Tax Returns and work papers of independent auditors), properties and personnel and such other information as Excel may reasonably request and, during such period, (i) shall furnish promptly to Excel a copy of each material report, schedule and other document filed by it pursuant to federal or state securities or banking laws, to the extent permitted by applicable law and regulations and (ii) shall grant access to all other information concerning the business, properties and personnel of Legacy and Excel may reasonably request. Legacy shall invite two representatives of Excel, which representatives shall be selected by Excel, to attend all meetings of the OLC Board and the Bank Board (and committees thereof) after the date of this Agreement until the Effective Time; *provided, however*, that in no event shall such Excel representatives be invited to or permitted to attend any executive session of the OLC Board or the Bank Board or any meeting at which OLC or the Bank determines that such attendance is inconsistent with the fiduciary obligations of the OLC Board or the Bank Board.

(b) In the event that this Agreement is terminated or the Contemplated Transactions shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the party which furnished the same.

(c) No investigation by any party of the business and affairs of the other(s) shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to any party's obligation to consummate the transactions contemplated by this Agreement.

(d) During the period from the date of this Agreement to the Effective Time, Legacy shall deliver to Excel the monthly and quarterly unaudited consolidated financial statements of Legacy prepared for its internal use and the report of condition and income of Legacy for each quarterly period completed prior to the Effective Date as the same shall become available.

5.05 Acquisition Proposals. Each of OLC and the Bank agrees that it shall not, and that it shall direct and use its reasonable best efforts to cause its Representatives not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any

proposal or offer with respect to any merger, reorganization, share exchange, consolidation, share purchase or similar transaction involving OLC or the Bank, any purchase of all or substantially all of the assets of OLC or the Bank, or any purchase (except as Previously Disclosed) of any outstanding OLC Common Shares or any Bank Common Shares (any such proposal or offer being hereinafter referred to as an "***Acquisition Proposal***"). Each of OLC and the Bank further agrees that it shall not, and that it shall direct and use its reasonable best efforts to cause its Representatives not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; *provided, however*, that nothing contained in this Agreement shall prevent OLC or the OLC Board from: (A) complying with its disclosure obligations under federal or state law; (B) providing information in response to a request therefore by a Person who has made an unsolicited bona fide written Acquisition Proposal if the OLC Board receives from the Person so requesting such information an executed confidentiality agreement; (C) engaging in any negotiations or discussions with any Person who has made an unsolicited bona fide written Acquisition Proposal or (D) voting to recommend such an Acquisition Proposal to the shareholders of OLC, if and only to the extent that, in each such case referred to in clause (B), (C) or (D) above, (i) the OLC Board determines in good faith (after consultation with its outside legal counsel) that such action would be required in order for its directors to comply with their respective fiduciary duties under applicable law and (ii) the OLC Board determines in good faith (after consultation with its outside legal counsel and receipt of a written opinion of its financial advisor) that such Acquisition Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal and would, if consummated, result in a transaction more favorable to OLC's shareholders from a financial point of view than the Contemplated Transactions. An Acquisition Proposal which is received and considered by the OLC Board in compliance with this Section 5.05 and which meets the requirements set forth in clause (D) of the preceding sentence is herein referred to as a "***Superior Proposal***." OLC agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposals. OLC agrees that it will promptly notify (which notification shall not be more than 24 hours after the earlier of Knowledge or receipt of such inquiry, proposal, offer or request) Excel if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, OLC or any of its Representatives.

5.06 **Takeover Laws**. Legacy shall take all necessary steps to comply with or to exempt (or ensure the continued exemption of) this Agreement and the transactions contemplated hereby from any applicable Takeover Law.

5.07 **Regulatory Applications**.

(a) Excel and Legacy shall cooperate and use their respective reasonable best efforts to prepare all applications and requests for approvals from Regulatory Authorities, to timely effect all filings and to obtain all permits, Consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the Contemplated Transactions. Each of Excel and Legacy shall have the right to review in advance, and to the

extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to, and shall be provided in advance so as to reasonably exercise its right to review in advance, all material written information submitted to any third party or any Governmental Authority in connection with the Contemplated Transactions. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, Consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the Contemplated Transactions and each party will keep the other party apprised of the status of material matters relating to completion of the Contemplated Transactions.

(b) Each party agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers, Representatives and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any third party or Governmental Authority.

5.08 **Notification of Certain Matters**. Each of Excel and Legacy shall give prompt notice to the other of any fact, event or circumstance known to it that (i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (ii) would cause or constitute a material Breach of any of its representations, warranties, covenants or agreements contained herein.

5.09 **No Breaches of Representations and Warranties**. Between the date of this Agreement and the Effective Time, without the written consent of the other party, each of Excel and Legacy will not do any act or suffer any omission of any nature whatsoever which would cause any of the representations or warranties made in Article IV of this Agreement to become untrue or incorrect in any material respect.

5.10 **Consents**. Each of Excel and Legacy shall use its reasonable best efforts to obtain any Consents necessary to the consummation of the Contemplated Transactions.

5.11 **Insurance Coverage**. Legacy shall cause the policies of insurance listed in Section 4.02(t) of the Legacy's Disclosure Schedule to remain in effect between the date of this Agreement and the Effective Date.

5.12 **Correction of Information**. Legacy shall promptly correct and supplement any information furnished under this Agreement so that such information shall be correct and complete in all material respects at all times, and shall include all facts necessary to make such information correct and complete in all material respects at all times.

5.13 **Confidentiality**. Except for the use of information in any governmental filings required in order to complete the transactions contemplated by this Agreement, all information received by each of Excel and Legacy pursuant to the terms of this Agreement (collectively, the "***Information***") shall be kept in strictest confidence; *provided, however*, that this Section 5.13 shall not apply to (i) Information contained in or disclosed in connection with any filings, applications or

other actions required by Regulatory Authorities, or (ii) Information shared or disclosed by Excel to or with any investor or potential investor in Excel if done pursuant to a confidentiality agreement with such investor or potential investor. The Information will be used only for the purpose of completing the Contemplated Transactions. Each of Excel and Legacy will hold the Information in strictest confidence and shall not use, and shall not disclose directly or indirectly any of such Information except when, after and to the extent such Information (i) is or becomes generally available to the public other than through the failure of Excel and Legacy to fulfill its obligations hereunder, (ii) was already known to the party receiving the Information on a non-confidential basis prior to the disclosure or (iii) is subsequently disclosed to the party receiving the Information on a non-confidential basis by a third party having no obligation of confidentiality to the party disclosing the Information. In the event the Contemplated Transactions are not consummated, each of Excel and Legacy shall promptly return all copies of the Information provided to the other party.

5.14 Regulatory Matters. Each of Excel and Legacy shall cooperate and each of them agrees to use its reasonable best efforts to remediate any Order, decree, agreement, memorandum of understanding or similar agreement by Legacy with, or a commitment letter, board resolution or similar submission by Legacy to, or supervisory letter from any Regulatory Authority to OLC the Bank, to the satisfaction of such Regulatory Authority.

5.15 Indemnification. For a period of three years after the Effective Date, (a) Excel shall not vote the Purchased Shares in favor of any amendment to, or modification of, the OLC Articles, the OLC Code, the Bank Articles, the Bank Bylaws or any other corporate governance document in any manner by which the eligibility of the former directors or officers of Legacy for indemnification would be changed or otherwise detrimentally affected and (b) OLC shall maintain the current Director and Officer Policy of Liability Insurance in effect on the date hereof, to the extent not terminated by the issuer thereof, with terms no less favorable than those in effect on the date hereof; provided, however, that (i) Excel may substitute therefor policies of insurance providing at least comparable coverage containing terms and conditions no less favorable than those in effect on the date hereof; (ii) Excel shall not be required to expend more than 150% of the current amount expended by Legacy (hereinafter referred to as the "***Maximum Premium***") to maintain or procure directors' and officers' insurance coverage for a comparable three-year period; and (iii) if Legacy is unable to maintain or obtain the insurance pursuant to this Section, Excel shall use its reasonable efforts to obtain as much comparable insurance as is available for the Maximum Premium. The foregoing is subject to any such officers and directors making application and providing customary representations and warranties to the insurance carrier for the purpose of obtaining such insurance. The provisions of this Section shall survive the Closing and are intended to be for the benefit of, and shall be enforceable by, each such officer or director, his or her heirs, and his or her representatives. Excel shall pay (as incurred) all expenses, including reasonable expenses of counsel, that any such officer or director may incur in enforcing the indemnity and other obligations provided for in this Section.

Article VI
<u>CONDITIONS TO CLOSING</u>

6.01 <u>Conditions to Closing</u>. The respective obligation of each of Excel and Legacy to consummate the Closing is subject to the fulfillment or written waiver by them prior to the Effective Time of each of the following conditions:

(a) ***<u>OLC Shareholder Approvals</u>***. The OLC Shareholder Approvals shall have been duly and validly obtained.

(b) ***<u>Regulatory Approvals</u>***. All approvals of Regulatory Authorities required to consummate the Contemplated Transactions shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain (i) any conditions, restrictions or requirements which Excel reasonably determines would either before or after the Effective Time have a Material Adverse Effect on Excel or the Bank after giving effect to the Contemplated Transactions or (ii) any conditions, restrictions or requirements that are not customary and usual for approvals of such type and which Excel reasonably determines would either before or after the Effective Time be unduly burdensome.

(c) ***<u>No Injunction; No Pending or Threatened Proceeding</u>***. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other Order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the Contemplated Transactions. There shall be no Proceeding pending before any Governmental Authority in which it is sought to restrain or prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the Contemplated Transactions and no such Proceeding shall been Threatened.

(d) ***<u>Fairness Opinion</u>***. The OLC Board shall have received the written opinion of Stifel, Nicolaus & Company, Incorporated, to the effect that, as of the date of the Proxy Statement, the Purchase Price is fair to OLC and the shareholders of OLC from a financial point of view.

6.02 <u>Conditions to Obligation of Legacy</u>. The obligation of the Bank and OLC to consummate the Closing is also subject to the fulfillment or written waiver by the Bank and OLC prior to the Effective Time of each of the following conditions:

(a) ***<u>Representations and Warranties</u>***. The representations and warranties of Excel set forth in this Agreement or in any Disclosure Schedule, certificate, statement, document or instrument furnished to Legacy pursuant to this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), and Legacy shall have

received a certificate, dated as of the Effective Date, signed on behalf of Excel by an authorized officer of Excel, to such effect.

(b) ***Performance of Obligations of Excel***. Excel shall have performed and complied with in all material respects all agreements, conditions, covenants and obligations required to be performed and complied with by Excel under this Agreement at or prior to the Effective Time, and Legacy shall have received a certificate, dated as of the Effective Date, signed on behalf of Excel by an authorized officer of Excel to such effect.

6.03 **Conditions to Obligation of Excel**. The obligation of Excel to consummate the Closing is also subject to the fulfillment or written waiver by Excel prior to the Effective Time of each of the following conditions:

(a) ***Representations and Warranties***. The representations and warranties of each of the Bank and OLC set forth in this Agreement or in any Disclosure Schedule, certificate, statement, document or instrument furnished to Excel pursuant to this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date) and Excel shall have received a certificate, dated as of the Effective Date, signed on behalf of the Bank and OLC to such effect.

(b) ***Performance of Obligations of the Bank and OLC***. The Bank and OLC shall have performed and complied with in all material respects all agreements, conditions, covenants and obligations required to be performed or complied with by them under this Agreement at or prior to the Effective Time, and Excel shall have received a certificate, dated as of the Effective Date, signed on behalf of Legacy to such effect.

(c) ***Consents***. The Bank and OLC shall have obtained the Consent or approval of each Person (other than Governmental Authorities) whose Consent or approval shall be required in connection with the Contemplated Transactions under any Loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except those for which failure to obtain such Consents and approvals would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, after the Effective Time, on the Bank and OLC.

(d) ***Examination Reports***. The Bank shall have certified to Excel in writing that the examination reports issued by the Regulatory Authorities of the Bank and OLC prior to the Effective Time do not contain any findings or information not Previously Disclosed to Excel, except for those findings that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, after the Effective Time, on the Bank and OLC.

(e) ***Financial Condition of the Bank***. The Tier 1 capital of the Bank, as defined by the regulations of the OCC, shall be no less than $5,700,000.

(f) ***Dissenting Shares***. The number of Dissenting Shares shall be less than 10% of the outstanding OLC Common Shares.

(g) ***Trust Powers***. Excel shall have received comfort from the OCC, satisfactory to Excel in its sole discretion, that the Bank will be granted trust powers.

(h) ***Termination Agreements***. Each employment, change in control, severance or similar agreement between Legacy and any employee of Legacy, shall have been duly and validly terminated in accordance with a written agreement which is enforceable in accordance with its terms, including terms which provide that neither OLC nor the Bank is required to make any severance, parachute or similar payment, and each agreement granting any option to purchase, or any Rights in respect of, OLC Common Shares shall have been duly and validly terminated in accordance with a written agreement which is enforceable in accordance with its terms.

(i) ***Closing Deliveries.*** Each of OLC and the Bank shall have made (or caused to be made) the deliveries required to be made by it pursuant to Section 2.04 hereof.

(j) ***Investment.*** OLC shall have issued and sold at least 1,500,000 OLC Common Shares at a purchase price of $1.00 per share and shall have used its best efforts to issue and sell an additional 1,000,000 OLC Common Shares at a purchase price of $1.00 per share.

ARTICLE VII
TERMINATION

7.01 Termination. This Agreement may be terminated, and the Contemplated Transactions may be abandoned at any time prior to the Effective Time:

(a) ***Mutual Consent***. By the mutual consent of all parties.

(b) ***Breach***. By Excel or Legacy upon written notice to the other party in the event of either: (i) a Breach by the other party of any representation or warranty contained herein, which Breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such Breach; or (ii) a Breach by the other party of any of the covenants or agreements contained herein, which Breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such Breach, *provided, however*, that such Breach (whether under (i) or (ii) above) would be reasonably likely, individually or in the aggregate with other Breaches, to result in a Material Adverse Effect.

(c) ***Delay***. By Excel or Legacy upon written notice to the other party, in the event that the Closing of the sale and issuance of the Purchased Shares and the other Contemplated Transactions are not consummated by March 31, 2010, except to the extent that the failure of the Closing then to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate pursuant to this Section 7.01(c).

(d) ***No Approval***. By Excel or Legacy upon written notice to the other party in the event that the approval of any Governmental Authority required for consummation of the sale and issuance of the Purchased Shares and the other Contemplated Transactions shall have been denied by final non-appealable action of such Governmental Authority.

(e) ***Shareholder Approval***. By OLC or Excel if OLC Shareholder Approvals are not obtained by reason of the failure of OLC to obtain the requisite shareholder vote.

(f) ***Failure to Recommend***. By Excel, if: (i) either the OLC Board or the Bank Board does not recommend OLC Shareholder Approvals; (ii) after recommending OLC Shareholder Approvals, either the OLC Board or the Bank Board shall have withdrawn, modified or qualified such recommendation in any respect; or (iii) OLC fails to duly call and hold the OLC Shareholder Meeting.

(g) ***Superior Proposal***. By OLC in order to concurrently enter into an acquisition agreement or similar agreement with respect to a Superior Proposal which has been received and considered by OLC and the OLC Board in full compliance with all of the requirements of Section 5.05; *provided, however*, that this Agreement may be terminated by OLC pursuant to this Section 7.01(g) only after the fifth business day following OLC's provision of written notice to Excel advising Excel that the OLC Board is prepared to accept a Superior Proposal and identifying the party making such Superior Proposal and the material terms and conditions of the Superior Proposal and only if, during such five-business day period, Excel does not, in its sole discretion, make an offer to OLC that the OLC Board determines in good faith, after consultation with its financial and legal advisors, is at least as favorable to OLC and its shareholders as the Superior Proposal.

7.02 Termination Fee. In recognition of the efforts, expenses and other opportunities foregone by Excel while structuring and pursuing this Agreement and the Contemplated Transactions, Legacy shall pay to Excel a termination fee of $1,000,000 (the "***Termination Fee***") if this Agreement is terminated pursuant to Section 7.01(b), (c), (e), (f) or (g) and OLC consummates, or enters into any definitive agreement regarding, any Acquisition Proposal within 24 months after the date of such termination. In the event the Termination Fee shall become payable pursuant to this Section 7.02, the Termination Fee shall be paid within two business days following the consummation of the Acquisition Proposal. Any amount that becomes payable pursuant to this 7.02 shall be paid by wire transfer of immediately available funds to an account designated by Excel.

7.03 Expense Payment. In order for Excel to recover its legal, accounting and other costs and expenses incurred in connection with this Agreement and the Contemplated Transactions, Legacy shall pay to Excel an expense reimbursement payment of $150,000 (the "***Expense Reimbursement***") if this Agreement is terminated by Excel pursuant to (a) Section 7.01(b) because of a Breach by Legacy; (b) Section 7.01(c) because the Closing is not consummated by March 31, 2010, because of the knowing action or inaction of Legacy; and (c) Section 7.01(e), (f) or (g). In the event that the Expense Reimbursement shall become payable pursuant to this Section 7.03, the Expense Reimbursement shall be paid within two business days following the date of termination of this Agreement. Any amount that becomes payable pursuant

to this 7.03 shall be paid by wire transfer of immediately available funds to an account designated by Excel. In the event that the Termination Fee subsequently becomes payable pursuant to Section 7.02, such Termination Fee shall be reduced by the amount of any Expense Reimbursement previously paid by Legacy to Excel under this Section 7.03.

7.04 **Effect of Termination and Abandonment**. In the event of the termination of this Agreement and the abandonment of the Contemplated Transactions pursuant to this Article VII, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (i) as set forth in Sections 5.04(b), 5.05, 5.13, this Article VII and Article VIII and (ii) the termination of this Agreement will not relieve a breaching party from liability for any willful Breach of this Agreement giving rise to such termination.

7.05 **Integral Part of Transactions; Nonpayment**. Legacy and Excel agree that the agreements contained in Sections 7.02 and 7.03 hereof are an integral part of the Contemplated Transactions, that without such agreements Excel would not have entered into this Agreement and that such amounts do not constitute a penalty or liquidated damages in the event of a Breach of this Agreement by Legacy. If Legacy fails to pay Excel the amounts due under Section 7.02 or 7.03 above within the time periods specified therein, then Legacy shall pay the costs and expenses (including reasonable legal, accounting and expert fees and expenses) incurred by Excel in connection with any action in which Excel prevails, including the filing of any lawsuit, taken to collect payment of such amounts, together with interest on the amount of any such unpaid amounts at the prime lending rate prevailing during such period as published in *The Wall Street Journal*, calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment.

ARTICLE VIII
MISCELLANEOUS

8.01 **Survival; Rights Not Affected by Knowledge**.

(a) All representations, warranties, covenants and obligations contained in this Agreement, the Disclosure Schedules and the certificates and other documents delivered pursuant to this Agreement shall not survive the Closing. In the event that this Agreement is terminated prior to the Closing, the provisions of this Agreement shall survive as set forth in Section 7.04 above.

(b) Any remedy based on the representations, warranties, covenants and obligations contained in this Agreement will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representations, warranty, covenant or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect any remedy based on such representations, warranties, covenants and obligations.

8.02 Amendment; Waiver. Prior to the Effective Time, any provision of this Agreement may be (i) waived by the party benefited by the provision, or (ii) amended or modified at any time, by an agreement in writing between the parties hereto executed in the same manner as this Agreement. Neither any failure nor any delay by any party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement shall operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege shall preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.

8.03 Counterparts; Execution of this Agreement. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Agreement and all of which, when taken together, shall be deemed to constitute one and the same Agreement. Executions and delivery of this Agreement and of signature pages by facsimile or electronic transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes.

8.04 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Ohio applicable to contracts made and to be performed entirely within such State (except to the extent that mandatory provisions of federal law are applicable) without application of such State's principles of conflicts of laws that would result in the application of the law of any state other than Ohio.

8.05 Expenses. Except as otherwise provided in this Agreement, each party to this Agreement shall bear its respective fees and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the Contemplated Transactions, including all fees and expense of its respective Representatives.

8.06 Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given (i) if personally delivered, at the time of delivery, (ii) if sent by recognized overnight carrier, on the next business day, (iii) if telecopied or sent by facsimile, at the time set forth on the confirmation if such telecopy or facsimile and (iv) if mailed by registered or certified mail, upon the date of receipt set forth in the return receipt. all notices, requests and other communications shall be delivered to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto in accordance with this Section 8.06.

If to Excel, to:

Excel Financial LLC
P.O. Box 777
St. Clairsville, Ohio 43950
Attention: Bruce A. Cassidy
Managing Partner

with a mandatory copies to:

Vorys, Sater, Seymour and Pease LLP
52 East Gay Street
Columbus, Ohio 43215
Attention: John C. Vorys

Otto Jack
200 Stanton Blvd
Steubenville, Ohio 43952

If to the Bank or OLC, to:

Ohio Legacy Corp.
305 West Liberty
P.O. Box 959
Wooster, Ohio 44691
Attention: D. Michael Kramer

with a mandatory copy to:

Critchfield, Critchfield and Johnston, Ltd.
225 N. Market Street
Wooster, Ohio 44691
Attention: Daniel H. Plumly

8.07 **Entire Understanding; Severability**. This Agreement, including the Disclosure Schedules and exhibits attached hereto and the other agreements, instruments and documents, referred to herein, contemplated hereby or delivered in connection herewith, represents the entire understanding of the parties hereto with respect to the subject matter contemplated in this Agreement, and supersedes any and all other oral or written negotiations, discussions, agreements, arrangements and understandings heretofore made and relating to the subject matter hereof. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable.

8.08 **Assignment; No Third Party Beneficiaries**. Excel may assign all of its rights and obligations under this Agreement to an Affiliate of Excel at any time before the Effective Time without the consent of either OLC or the Bank. Neither OLC nor the Bank may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of Excel. Subject to the preceding sentence, this Agreement shall apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any Person other than the parties to this Agreement any legal or equitable rights, remedies,

obligations or claims under or with respect to this Agreement or any provision of this Agreement, except such rights as shall inure to a successor or permitted assignee pursuant to this Section 8.08.

8.09 Interpretation; Effect. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and are not part of this Agreement.

8.10 Time of the Essence. With regard to all dates and time periods set forth or referred to in this Agreement, the parties acknowledge and agree that time is of the essence.

8.11 Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the Contemplated Transactions.

8.12 Enforcement of Agreement. Notwithstanding anything contained herein to the contrary, the parties hereto agree that irreparable damage will occur in the event that a party Breaches any of its obligations, duties, covenants and agreements contained herein, and that monetary damages alone would not be an adequate remedy for any such Breach. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent Breaches or Threatened Breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are or may be entitled by law or in equity.

[Remainder of page intentionally blank, signatures on next page]

IN WITNESS WHEREOF, Excel, OLC and the Bank have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

EXCEL FINANCIAL, LLC

By________________________
Bruce A. Cassidy
Its Managing Member

OHIO LEGACY CORP.

By________________________

____
its________________________

OHIO LEGACY BANK, NATIONAL ASSOCIATION

By________________________

____
its________________________

IN WITNESS WHEREOF, Excel, OLC and the Bank have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

EXCEL FINANCIAL, LLC

By________________________
Bruce A. Cassidy
Its Managing Member

OHIO LEGACY CORP.

By [signature]
D. MICHAEL KRAMER
its PRES & CEO

OHIO LEGACY BANK, NATIONAL ASSOCIATION

By [signature]
D. MICHAEL KRAMER
its PRES & CEO